JOINT FILING AGREEMENT
July 21, 2009
Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of such Act or any rule or regulation thereunder (including any amendment, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with such exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this Joint Filing Agreement as an exhibit thereto. This Joint Filing Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party, and then only with respect to such revoking party.
IN WITNESS WHEREOF, each party hereto has caused this Joint Filing Agreement to be executed and effective as of the date first written above.

Moody National Bank
By:	/s/ Robert L. Moody
Robert L. Moody, Chairman and CEO

Moody Bank Holding Company
By:	/s/ Robert L. Moody
Robert L. Moody, Chairman and CEO

Moody Bancshares, Inc.
By:	/s/ Robert L. Moody
Robert L. Moody, Chairman and CEO

JOINT FILER INFORMATION

Name:	Moody Bank Holding Company

Address:	2302 Postoffice Galveston, Texas 77550

Designated Filer:	Moody National Bank

Issuer and Ticker Symbol:	American National Insurance Company (NASDAQ: ANAT)

Date of Event Requiring Statement:	July 21, 2009

Relationship of Reporting Person to Issuer:	10% owner

If Amendment, Date of Original (Month/Day/Year):	Not applicable

Individual or Joint/Group Filing	Form filed by more than one reporting person

Signature:	Moody Bank Holding Company
	By:	Robert L. Moody
Robert L. Moody, Chairman and CEO

JOINT FILER INFORMATION

Name:	Moody Bancshares, Inc.

Address:	2302 Postoffice Galveston, Texas 77550

Designated Filer:	Moody National Bank

Issuer and Ticker Symbol:	American National Insurance Company (NASDAQ: ANAT)

Date of Event Requiring Statement:	July 21, 2009

Relationship of Reporting Person to Issuer:	10% owner

If Amendment, Date of Original (Month/Day/Year):	Not applicable

Individual or Joint/Group Filing	Form filed by more than one reporting person

Signature:	Moody Bancshares, Inc.
	By:	Robert L. Moody
Robert L. Moody, Chairman and CEO